Exhibit 99.2

OKAPI SCIENCES NV

OKAPI SCIENCES NV

(A Development Stage Enterprise)

BALANCE SHEETS (Unaudited)

(Amounts in thousands, except share data)

	SEPTEMBER 30, 2013	DECEMBER 31, 2012
Assets
Current assets
Cash and cash equivalents	€537	€933
Trade and other receivables	53	48
Prepaid expenses and other current assets	492	74

Total current assets	1,082	1,055
Property and equipment, net (Note 2)	172	218
Intangible assets, net (Note 3)	462	551
Other assets	13	13

Total assets	€1,729	€1,837

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	€281	€268
Accrued payroll	82	82
Current portion loan payable	2,005	8
Current portion deferred revenue	156	107

Total current liabilities	2,524	465
Loans payable (Note 6)	—	979
Deferred revenue (Note 8)	400	—

Total liabilities	2,924	1,444

Commitments and contingencies (Notes 6, 7 and 12)

Stockholders’ equity (deficit)
Common Stock—16,166 shares authorized; 16,166 shares issued; 16,166 shares outstanding	62	62
Preferred Stock—83,712 shares authorized; 83,712 shares issued; 83,712 shares outstanding	382	382
Profit Certificates—11,518 certificates issued	—	—
Additional paid-in capital	9,565	9,546
Deficit accumulated during the development stage	(11,204)	(9,597)

Total stockholders’ equity (deficit) (Note 4)	(1,195)	393

Total liabilities and stockholders’ equity (deficit)	€1,729	€1,837

The accompanying notes are an integral part of the financial statements.

OKAPI SCIENCES NV

(A Development Stage Enterprise)

STATEMENTS OF OPERATIONS (Unaudited)

(Amounts in thousands, except share data)

	NINE MONTHS ENDED SEPTEMBER 30, 2013	NINE MONTHS ENDED SEPTEMBER 30, 2012	CUMULATIVE PERIOD FROM INCEPTION (DEC 20, 2007) TO SEPTEMBER 30, 2013
Revenue	€—	€10	€10
Cost of sales	—	8	8
Operating expenses
Research and development	911	1,302	7,175
General and administrative	469	385	2,853
Amortization intangible assets (Note 3)	89	105	1,011
Depreciation property and equipment	59	60	247
(Note 2)

Total operating expenses	1,528	1,852	11,286

Loss from operations	(1,528)	(1,850)	(11,284)

Other income (expense)
Interest income	1	7	99
Interest expense	(88)	(3)	(101)
Other income (Note 8)	13	25	102
Other expense	(5)	(5)	(20)

Total other income (expense)	(79)	24	80

Loss before income taxes	(1,607)	(1,826)	(11,204)
Income tax (expense) / benefit (Note 9)	—	—	—

Net loss	€(1,607)	€(1,826)	€(11,204)

The accompanying notes are an integral part of the financial statements.

OKAPI SCIENCES NV

(A Development Stage Enterprise)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) (Unaudited)

(Amounts in thousands, except share data)

	COMMON SHARES	AMOUNT	PREFERRED SHARES	AMOUNT	PROFIT CERTIFICATES	ADDITIONAL PAID-IN CAPITAL	DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE	TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)
Inception—December 20, 2007
Issuance of common stock to founders (Dec. 20, 2007)	9,000	€6	—	€—	—	€—	€—	€6
Issuance of Series A preferred stock (Oct. 17, 2008)	—	—	34,469	157	—	3,343	—	3,500
Issuance of common stock (Oct. 17, 2008)	7,166	56	—	—	11,518	1,273	—	1,329
Compensation expense related to warrants	—	—	—	—	—	16	—	16
Cumulative net loss for the period from December 20, 2007 to December 31, 2008	—	—	—	—	—	—	(354)	(354)

Balance at December 31, 2008	16,166	62	34,469	157	11,518	4,632	(354)	4,497
Compensation expense related to warrants	—	—	—	—	—	33	—	33
Net loss	—	—	—	—	—	—	(1,406)	(1,406)

Balance at December 31, 2009	16,166	62	34,469	157	11,518	4,665	(1,760)	3,124
Issuance of Series A preferred stock (Nov. 9, 2010)	—	—	29,546	135	—	2,865	—	3,000
Compensation expense related to warrants	—	—	—	—	—	34	—	34
Net loss	—	—	—	—	—	—	(2,085)	(2,085)

Balance at December 31, 2010	16,166	62	64,015	292	11,518	7,564	(3,845)	4,073
Issuance of Series A preferred stock (Oct. 21, 2011)	—	—	19,697	90	—	1,910	—	2,000
Compensation expense related to warrants	—	—	—	—	—	36	—	36
Net loss	—	—	—	—	—	—	(3,211)	(3,211)

Balance at December 31, 2011	16,166	62	83,712	382	11,518	9,510	(7,056)	2,898
Compensation expense related to warrants	—	—	—	—	—	36	—	36
Net loss	—	—	—	—	—	—	(2,541)	(2,541)

Balance at December 31, 2012	16,166	62	83,712	382	11,518	9,546	(9,597)	393
Compensation expense related to warrants	—	—	—	—	—	19	—	19
Net loss	—	—	—	—	—	—	(1,607)	(1,607)

Balance at September 30, 2013	16,166	€62	83,712	€382	11,518	€9,565	€(11,204)	€(1,195)

The accompanying notes are an integral part of the financial statements.

OKAPI SCIENCES NV

(A Development Stage Enterprise)

STATEMENTS OF CASH FLOWS (Unaudited)

(Amounts in thousands)

	NINE MONTHS ENDED SEPTEMBER 30, 2013	NINE MONTHS ENDED SEPTEMBER 30, 2012	CUMULATIVE PERIOD FROM INCEPTION (DEC 20, 2007) TO SEPTEMBER 30, 2013
Cash flows from operating activities
Net loss	€(1,607)	€(1,826)	€(11,204)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	148	165	1,258
Non-cash compensation expense related to warrants	19	27	175
Non-cash interest expense	86	—	88
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(418)	58	(492)
Trade and other receivables	(5)	(88)	(53)
Other assets	—	—	(13)
Accounts payable and accrued expenses	(73)	(170)	193
Accrued payroll	—	6	82
Deferred income	449	(85)	556

Net cash used in operating activities	(1,401)	(1,913)	(9,410)

Cash flows from investing activities
Purchases of property and equipment	(13)	(34)	(419)
Purchases of intangible assets	—	—	(145)

Net cash used in investing activities	(13)	(34)	(564)

Cash flows from financing activities
Proceeds from issuance common stock	—	—	6
Proceeds from issuance Series A Preferred stock	—	—	8,500
Proceeds from issuance of convertible bridge loan	1,024	—	2,000
Proceeds from issuance of long-term debt	—	—	23
Repayment of long-term debt	(6)	(6)	(18)

Net cash provided by financing activities	1,018	(6)	10,511

Net increase (decrease) in cash and cash equivalents	(396)	(1,953)	537
Cash and cash equivalents, beginning of period	933	2,408	—

Cash and cash equivalents, end of period	€537	€455	€537

Supplemental disclosure of cash flow information:
Cash paid for interest	€2	€3	€13

The accompanying notes are an integral part of the financial statements.

OKAPI SCIENCES NV

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS (Unaudited)

(Amounts in thousands, except share data)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General—OKAPI SCIENCES NV (the “Company” or “Okapi”) (a development stage enterprise) was incorporated on December 20, 2007 under the laws of Belgium. The address of the registered office is Ambachtenlaan 1, 3001 Heverlee, Belgium. The Company is a biopharmaceutical company focused on the licensing, development and commercialization of innovative prescription medicines for animals. The Company has licensed and / or is developing four antiviral compounds to treat viral infections in pets: feline herpes (OSDC-12), feline aids (OSDC-2), canine parvo (OSDC-6) and feline calici (OSDC-7); one compound for the treatment of canine lymphoma (OSDC-5); and two compounds to treat viral infections in livestock: classical swine fever (OSDC-3) and foot-and-mouth disease (OSDC-4). The Company has also co-developed a diagnostic kit to detect koi herpes virus (OSDK-1) in carp which is marketed through an independent distributor. Since its inception, the Company has devoted substantially all of its efforts to research and development, recruiting management and technical staff, acquiring operating assets and raising capital. Accordingly, the Company is considered to be in the development stage.

Basis of Presentation—The financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

Going Concern—The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As the Company devotes substantially all of its efforts to research and development, it has incurred losses since inception. The ability of the Company to continue its operations is dependent on Management’s plans, which include potential mergers or business combinations with other entities, potential collaboration agreements, further implementation of its business plan and continuing to raise funds through debt or equity raises. In the course of 2008, 2010 and 2011 the Company raised €8,500 equity through a so-called round A financing. As disclosed in Note 6, the Company, on December 14, 2012, entered into a convertible bridge loan agreement with certain existing shareholders raising €2,000 in 2012 and 2013. During the course of 2013 management prepared a round B financing and at the same time also considered entering into a business combination that would grant it access to further financing. Note 13 contains subsequent events after the balance sheet date that have improved the Company’s financial position after the balance sheet date, including the signing of a Share Purchase Agreement with a third party on January 6, 2014, that would grant the Company further access to the necessary funding in order to allow it to continue as a going concern.

Cash and Cash Equivalents—The Company considers all highly liquid instruments with a maturity of three months or less at the time of purchase to be cash equivalents. As at September 30, 2013 and December 31, 2012, the Company had no cash equivalents.

Property and Equipment—is stated at cost less accumulated depreciation and impairment, if any. Acquisition costs include expenditures that are directly attributable to the acquisition of the asset. Depreciation is calculated using the straight-line method based on the estimated useful lives of the related assets and starts when the asset is available for use as intended by management. Property and equipment is reviewed for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company did not recognize an impairment in 2013 or 2012.

The range of useful lives for fixed assets is as follows:

YEARS
Laboratory equipment and machinery	3 to 5
Office equipment, furniture and fixtures	3 to 5
Vehicles	3
Leasehold improvements	3 to 10

OKAPI SCIENCES NV

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS (Unaudited) (Continued)

(Amounts in thousands, except share data)

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Intangible Assets—relate to purchased software, patents and licenses and are amortized over their economical useful lives (3 to 19 years). Intangible assets with definite lives are reviewed for impairment annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company did not recognize an impairment in 2013 or 2012.

Revenue Recognition—The Company is still in a development stage and no significant revenue is realized from operations. The Company recognized these revenues when all of the following criteria were met: persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the price to the buyer is fixed or determinable; and collectability is reasonably assured.

Research and Development—Expenditures for own research and development are expensed when incurred.

Grants—The Company receives grants from governmental or semi-governmental institutions and organizations. The Company recognizes such grants when it is probable that the Company will comply with the conditions attached to the grant arrangement and the grant will be received. Government grants are recognized in the statements of operations on a systematic basis over the periods in which the Company recognizes the related costs for which the government grant is intended to compensate. Government grants are typically related to reimbursements for research and development costs incurred and are therefore recognized as a reduction of the related research and development expense in the statements of operations.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued and Adopted Accounting Pronouncements—The Company has evaluated all recent accounting pronouncements and believes that none of them will have a material effect on the Company’s financial statements.

2. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	LABORATORY EQUIPMENT AND MACHINERY	OFFICE EQUIPMENT, FURNITURE AND FIXTURES	VEHICLES	LEASEHOLD IMPROVEMENTS	P&E TOTAL
Net carrying amount January 1, 2012	€116	27	19	93	€255
Additions	12	7	21	5	45
Disposals	—	—	—	—	—
Depreciation / Amortization	(45)	(12)	(13)	(12)	(82)

Net carrying amount December 31, 2012	83	22	27	86	218
Additions	9	4	—	—	13
Disposals	—	—	—	—	—
Depreciation / Amortization	(28)	(10)	(12)	(9)	(59)

Net carrying amount September 30, 2013	€64	16	15	77	€172

OKAPI SCIENCES NV

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS (Unaudited) (Continued)

(Amounts in thousands, except share data)

2. PROPERTY AND EQUIPMENT (continued)

Gross book value and accumulated depreciation / amortization at the balance sheet date are as follows:

AS AT:	SEPTEMBER 30, 2013	DECEMBER 31, 2012
Laboratory equipment and machinery	€194	€185
Office equipment, furniture and fixtures	63	59
Vehicles	47	47
Leasehold improvements	111	111

Total	€415	€402
Less Accumulated depreciation / amortization	(243)	(184)
Less Impairment	—	—

Net	€172	€218

3. INTANGIBLE ASSETS

Intangible assets consist of the following:

	PATENTS AND LICENSES	SOFTWARE	INTANGIBLES TOTAL
Net carrying amount January 1, 2012	€685	5	€690
Additions	—	—	—
Disposals	—	—	—
Amortization	(138)	(1)	(139)

Net carrying amount December 31, 2012	547	4	551
Additions	—	—	—
Disposals	—	—	—
Amortization	(88)	(1)	(89)

Net carrying amount September 30, 2013	€459	3	€462

Gross book value and accumulated amortization at the balance sheet date are as follows:

AS AT:	SEPTEMBER 30, 2013	DECEMBER 31, 2012
Patents and licenses	€1,456	€1,456
Software	6	6

Total	€1.462	€1.462
Less Accumulated amortization	(1,000)	(911)
Less Impairment	—	—

Net	€462	€551

OKAPI SCIENCES NV

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS (Unaudited) (Continued)

(Amounts in thousands, except share data)

4. STOCKHOLDERS’ EQUITY (DEFICIT)

As at September 30, 2013 and December 31, 2012, paid-in capital of the Company was € 444, represented by 16,166 common shares and 83,712 Series A preferred shares. Rights attributed to common shares and Series A preferred shares are as follows:

■	Each common share and each Series A preferred share has voting rights. Certain transactions require a qualified majority from the preferred A shareholders.

■	In case of liquidation of the Company, preferred A shareholders will receive liquidation proceeds up to their respective original subscription price plus a compound interest of 8% per year. Subsequently, the remainder of the liquidation proceeds shall be distributed equally.

Next to the common shares and Series A preferred shares, the Company also issued 11,518 profit certificates. These certificates were granted on October 17, 2008 to certain shareholders of the Company in partial remuneration of a contribution in kind. These profit certificates share in the profit of the Company, if any, and have the same voting rights as common shares. Profit certificates are converted to common shares in case of liquidation of the company or change in control. Profit certificates have no face amount under Belgian law.

5. STOCK-BASED COMPENSATION

ASC 718 requires that the Company account for all stock-based compensation transactions using a fair-value method and recognize the fair value of each award as an expense over the service period. The fair value of the Company’s warrants issued for services is based upon the price of the Company’s common stock at the grant date. The Company estimates the fair value of its warrants, as of the grant date, using the Black-Scholes option-pricing model. The fair value of each warrant is recognized on a straight-line basis over the vesting or service period.

The following table summarizes the assumptions used and the resulting fair value of warrants granted:

	2008 WARRANTS	2011 WARRANTS
Warrants granted	5,282	500
Weighted-average assumptions:
Expected life	5.0 years	5.0 years
Risk-free interest rate	3%	1%
Expected volatility	50.0%	50.0%
Dividend yield	—	—
Grant date fair value per share	€33.16	€31.15

The expected life was estimated at issuance based upon historical experience and management’s expectation of exercise behavior. The expected volatility of the Company’s stock price is based on industry practice. The risk-free interest rate is based upon the yield on government bonds having a term similar to the expected warrant life. Dividend yield is estimated at zero because the Company does not anticipate paying dividends in the foreseeable future.

Stock-based compensation awards vest over time and require continued service to the Company. The amount of compensation expense recognized is based upon the number of warrants that are ultimately expected to vest.

As a result of the Company’s history of operating losses and of the uncertainty regarding future operating results, no income tax benefit has been recognized.

OKAPI SCIENCES NV

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS (Unaudited) (Continued)

(Amounts in thousands, except share data)

5. STOCK-BASED COMPENSATION (continued)

As at September 30, 2013 and as at December 31, 2012, the Company had 5,782 warrants outstanding that have not expired or been forfeited. These warrants were granted respectively in 2008 (5,282) and in 2011 (500) and all have an exercise price of €71.08. Each warrant gives the right to purchase one common share of the Company. The exercise of all outstanding warrants would therefore result in a capital increase of €411.

The remaining unrecognized compensation cost at the end of September 30, 2013 and December 31, 2012 was respectively €5 and €24.

6. DEBT AND FINANCING AGREEMENTS

On April 12, 2011, the Company entered into a 3 year loan agreement (annual interest rate 3.96%-fixed) with BNP Paribas Fortis Bank for the purchase of a company vehicle. The loan was for a total amount of €23. There was no accrued interest on the balance sheet as at September 30, 2013 and December 31, 2012.

Estimated future principal payments on this loan agreement are as follows:

Twelve months period ending September 30, 2014	€5

Total	€5

On December 14, 2012, the Company entered into a convertible bridge loan agreement (annual interest rate 8.00%-fixed) with certain existing shareholders. The bridge loan is convertible into 21,001 Series A preferred shares.

The bridge loan agreement is for a total amount of €2,000, consisting of two tranches of €1,000 each. The convertible debt was issued without discount or premium and the conversion option does not contain a beneficial conversion feature. The bridge loan contains mandatory conversion features as well as voluntary conversion features in case of change of control or in case the Series B financing does not take place by the end of 2013. The first tranche was paid by the lenders in December 2012 (€976) and February 2013 (€24). The payment of the second tranche occurred in May 2013 (€477), June 2013 (€511) and July 2013 (€12). On September 30, 2013, there was accrued interest on the balance sheet for an amount of €88.

Estimated future principal payments on this loan agreement are as follows:

Twelve months period ending September 30, 2014	€2,000

Total	€2,000

The fair value of the debt approximates the carrying value of the debt.

7. LEASES

In 2009, the Company entered into an operating lease agreement of a building consisting of office and laboratory space and storage facilities in Heverlee, Belgium. The initial agreement was concluded for a period of 9 years, starting on November 1, 2009 and expiring on October 30, 2018. In 2010 and 2011, additional leases were signed for an annex to the building. The initial lease agreement contains a clause allowing each party to end the lease on October 30, 2012 or October 30, 2015. The total lease costs of the office building amounted to €77 and €54 for the nine months ended September 30, 2013 and 2012, respectively.

OKAPI SCIENCES NV

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS (Unaudited) (Continued)

(Amounts in thousands, except share data)

7. LEASES (continued)

The other lease agreements primarily refer to car rental / lease agreements for periods varying from 1 to 5 years.

The following is a schedule of future minimum rental payments (exclusive of VAT) required under operating leases:

Future minimum rental payments estimated at the end of the twelve months period ending September 30,
2014	€126
2015	121
2016	112
2017	110
2018	105
Thereafter	9

Total	€583

Future rental payments and future rental expenses are aligned.

8. AGREEMENTS / DEFERRED REVENUE

The Company recognized €251 and €269 of aggregate grant income from IWT and EUVIRNA in the nine months ended September 30, 2013 and 2012, respectively. These amounts are recognized as a reduction of research and development expenses in the accompanying statement of operations as they are intended to compensate research and development costs.

Deferred revenue and current portion of deferred revenue contain €556 (of which €56 relating to grant income and €500 to the upfront payment from NAH) and €107 (fully relating to grant income) as at September 30, 2013 and December 31, 2012, respectively, as not all the conditions were fulfilled to recognize these received grant amounts and upfront payment into income.

Agentschap voor Innovatie door Wetenschap en Technologie (hereafter IWT)

The Flemish government stimulates innovation in Flanders. Therefore, it grants IWT annually the budgets necessary to finance company research and development (R&D).

During the nine months ended September 30, 2013 and 2012, the Company recognized €168 and €201, respectively, from a research and development grant from IWT. Grant income received for projects running over several years was accrued / deferred where appropriate and recognized in the years matching the incurred costs relating to these projects.

European Training Network on (+)RNA Virus Replication and Antiviral Drug Development (hereafter EUVIRNA)

Understanding the molecular mechanisms of virus replication is crucial for antiviral drug development. In EUVIRNA, virologists (specialized in different viruses and technologies) and antiviral researchers (specialized in different aspects of the drug discovery process) join forces, aiming to translate knowledge and applying tools to identify or develop novel antiviral strategies / drugs.

To achieve these goals, EUVIRNA employs Early Stage Researchers (ESR, mostly PhD students) and Experienced Researchers (ER, mostly postdoctoral researchers), who are stationed at one of the academic or industrial partners.

During the nine months ended September 30, 2013 and 2012, the Company recognized €83 and €68, respectively, from a grant from EUVIRNA. Grant income received for this project running over several years was deferred where appropriate and recognized in the years matching the incurred salary costs relating to this project.

OKAPI SCIENCES NV

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS (Unaudited) (Continued)

(Amounts in thousands, except share data)

8. AGREEMENTS / DEFERRED REVENUE (continued)

Novartis Animal Health (hereafter NAH)

On August 21, 2013, the Company entered into a license agreement with NAH for the further development and commercialization of one of its feline antiviral products. This agreement will offer the Company the necessary means to proceed with the required research and development of the product over the coming years.

During the nine months ended September 30, 2013, the Company received from NAH an upfront payment of €500 upon signing of the definitive agreement. This amount is included in current portion of deferred revenue and deferred revenue at September 30, 2013.

The Company recognized €489 of income from NAH in the nine months ended September 30, 2013, related to the reimbursement of research and development expenses. This amount is recognized as a reduction of research and development expenses in the accompanying statement of operations as they are intended to reimburse research and development costs.

Prepaid expenses and other current assets contains €489 as at September 30, 2013, as the related research and development expenses had not yet been invoiced to NAH.

Other

The Company also benefits from a withholding tax reduction offered by the Belgian government reducing the withholding taxes due on gross salaries of employees that perform research and development activities. The benefit to the Company amounted to €69 and €69 for the nine months ended September 30, 2013 and 2012, respectively. Such withholding tax deductions are deducted from the payroll charges which are included in research and development within operating expenses in the accompanying statement of operations.

9. TAXES

The tax effects of temporary differences that give rise to deferred tax assets are as follows:

	SEPTEMBER 30, 2013	DECEMBER 31, 2012
DEFERRED TAX ASSET
NOL and other tax carry forwards	€4,433	€3,834
Research and development costs	133	192

Subtotal	4,566	4,026
Valuation allowance	(4,566)	(4,026)

Deferred tax asset	€0	€0

The Company had approximately €12,276 and €10,511 of tax losses carried forward at September 30, 2013 and December 31, 2012, respectively. These tax loss carry-forwards can be utilized in Belgium without any time limitation.

Furthermore the Company has approximately €586 of tax credits in Belgium (at September 30, 2013 and December 31, 2012), which if unused will expire in 2019. There are also tax credits in Belgium for an amount of €180 (at September 30, 2013 and December 31, 2012), which can be utilized without any time limitation.

OKAPI SCIENCES NV

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS (Unaudited) (Continued)

(Amounts in thousands, except share data)

9. TAXES (continued)

At September 30, 2013 and December 31, 2012, the Company, which is a Development Stage company, had recorded a full valuation allowance against its gross deferred tax assets as it is unclear when sufficient taxable income will be available to utilize these assets.

The Company is subject to income taxes in Belgium. The statutory tax rate in Belgium is 33.99%. Tax regulations are subject to the interpretation of the related tax laws and regulations and require judgment to apply. The Company is currently not under examination by the tax authorities and all fiscal years from 2008 onwards remain subject to examination.

The Company has no uncertain tax positions.

10. RELATED PARTIES

No transactions have taken place with related parties, other than the convertible bridge loan agreement disclosed in Note 6, service agreements, compensation arrangements, expense allowances and other similar items in the ordinary course of business.

Total management compensation for the nine months ended September 30, 2013 and December 31, 2012 amounts to €248 and €245, respectively.

Total amounts due to related parties as at September 30, 2013 and December 31, 2012 amount to €146 and €26, respectively.

11. EMPLOYEE BENEFIT PLANS

The Company has a defined contribution plan for eligible employees. The plan, which covers substantially all employees, requires the Company to pay 5.00% of each participating employee’s compensation of annual gross wages into the plan.

The Company contributed €21 and €20 to the plan during the nine months ended September 30, 2013 and 2012, respectively.

12. COMMITMENTS AND CONTINGENCIES

Aside from the agreements and commitments disclosed in Notes 6 and 7, there were no other material commitments or contingencies as at September 30, 2013 and December 31, 2012, respectively.

13. SUBSEQUENT EVENTS

As disclosed in Note 6, the Company entered on December 14, 2012 into a convertible bridge loan agreement with certain existing shareholders with the intention to bridge the period between the date of the agreement and the closing of the Series B financing round. On January 6, 2014, the shareholders approved the conversion into capital (Series A preferred shares) of the €2,000 bridge loan and €132 accrued interest. Furthermore, on January 6, 2014, the 5,782 outstanding warrants were exercised. The January 6, 2014 transactions led to a total stockholders’ equity increase of €2,543.

On January 6, 2014, all of the outstanding shares of capital of the Company were acquired by Aratana Therapeutics, Inc. (“Aratana”), pursuant to the terms of a Stock Purchase Agreement (the “Purchase Agreement”), dated January 6, 2014, by and among the Company, Aratana, and Wildcat Acquisition BVBA, a wholly owned subsidiary of Aratana (“Buyer”), the holders of all of the outstanding capital stock of Okapi (collectively, the “Sellers”) and Thuja Capital Healthcare Fund BV, as the Sellers’ representative.

OKAPI SCIENCES NV

(A Development Stage Enterprise)

NOTES TO THE FINANCIAL STATEMENTS (Unaudited) (Continued)

(Amounts in thousands, except share data)

13. SUBSEQUENT EVENTS (continued)

Under the terms of the Stock Purchase Agreement, in consideration for all of the outstanding capital stock of Okapi, the Buyer (i) paid approximately €10,300 in cash at the closing, subject to a post-closing working capital adjustment, (ii) issued a promissory note (which was guaranteed by Aratana) in the principal amount of €11,000, which bears interest at a rate of 7% per annum, payable quarterly in arrears, with a maturity date of December 31, 2014, subject to mandatory prepayment in the event of a specified future equity financing by Aratana and (iii) agreed to pay an additional €12,000 on or prior to April 7, 2014, subject to mandatory prepayment in cash in the event of a specified future equity financing, provided that if not paid in cash by April 7, 2014, payment shall be made in the form of shares of Aratana common stock (the “Shares”) based on the average closing price of Aratana’s common stock during the 10-trading day period ending April 4, 2014, subject to a maximum of 1,060,740 shares and a minimum of 707,160 shares. Aratana agreed to file a registration statement with the Securities and Exchange Commission to register for resale any shares of common stock issued pursuant to the terms of the Purchase Agreement described in clause (iii) above.

Subsequent events have been evaluated up to January 10, 2014, the date the financial statements were available to be issued.